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Exhibit 21

FAIRPOINT COMMUNICATIONS, INC.
(formerly known as MJD Communications, Inc.)
SUBSIDIARIES

Name	Jurisdiction of Incorporation
ST Enterprises, Ltd.	Kansas
Sunflower Telephone Company, Inc.	Kansas
STE/NE Acquisition Corp. (d/b/a/ Northland Telephone Company of Vermont)	Delaware
Northland Telephone Company of Maine, Inc.	Maine
ST Computer Resources, Inc.	Kansas
ST Long Distance, Inc.	Delaware
MJD Ventures, Inc.	Delaware
Marianna and Scenery Hill Telephone Company	Pennsylvania
Marianna Tel, Inc.	Pennsylvania
The Columbus Grove Telephone Company	Ohio
Quality One Tecchnologies, Inc.	Ohio
C-R Communications, Inc.	Illinois
C-R Telephone Company	Illinois
C-R Cellular, Inc.	Illinois
C-R Long Distance, Inc.	Illinois
Taconic Telephone Corp.	New York
Taconic Cellular Corp.	New York
Taconic Technology Corp.	New York
Taconic TelCom Corp.	New York
Taconet Wireless Corp.	New York
Taconet Corp.	New York
Ellensburg Telephone Company	Washington
Elltel Long Distance Corp.	Washington
Sidney Telephone Company	Maine
Utilities, Inc.	Maine
Standish Telephone Company	Maine
China Telephone Company	Maine
Maine Telephone Company	Maine
UI Long Distance, Inc.	Maine
UI Communications, Inc.	Maine
UI Telecom, Inc.	Maine
Telephone Service Company	Maine
Chouteau Telephone Company	Oklahoma
Chouteau Telecommunications & Electronics, Inc.	Oklahoma
Chautauqua and Erie Telephone Corporation	New York
C&E Communications, Inc. (d/b/a C&E Teleadvantage)	New York
C&E Network, Inc.	New York
Chautauqua & Erie Communications Ltd.	New York
Western New York Cellular, Inc.	New York
Chautauqua Cable, Inc.	New York
The Orwell Telephone Company	Ohio
Orwell Communications, Inc.	Ohio
GTC Communications, Inc. (f/k/a TPG Communications, Inc.)	Delaware
St. Joe Communications, Inc.	Florida
GTC, Inc.	Florida

GTC Finance Corporation (f/k/a TPGC Finance Corporation)	Delaware
Peoples Mutual Telephone Company	Virginia
Peoples Mutual Services Company	Virginia
Peoples Mutual Long Distance Company	Virginia
Fremont Telcom Co.	Idaho
Fretel Communications, LLC	Idaho
Comerco, Inc.	Washington
YCOM Networks, Inc.	Washington
FairPoint Berkshire Corporation	New York
MJD Services Corp.	Delaware
Bluestem Telephone Company	Delaware
Big Sandy Telecom, Inc.	Delaware
Odin Telephone Exchange, Inc.	Illinois
Kadoka Telephone Co.	South Dakota
Columbine Telecom Company (f/k/a Columbine Acquisition Corp.)	Delaware
Ravenswood Communications, Inc.	Illinois
The El Paso Telephone Company	Illinois
Gemcell, Inc.	Illinois
El Paso Long Distance Company	Illinois
Armour Independent Telephone Co.	South Dakota
Bridgewater-Canistota Independent Telephone Co.	South Dakota
Union Telephone Company of Hartford	South Dakota
Union TelNET, Inc.	South Dakota
WMW Cable TV Co.	South Dakota
Yates City Telephone Company	Illinois
FairPoint Carrier Services, Inc. (f/k/a FairPoint Communications Solutions Corp.)	Delaware
FairPoint Communications Solutions Corp.—New York	Delaware
FairPoint Communications Solutions Corp.—Virginia	Delaware
FairPoint Broadband, Inc. (f/k/a MJD Holdings Corp.)	Delaware
MJD Capital Corp.	South Dakota

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FAIRPOINT COMMUNICATIONS, INC. (formerly known as MJD Communications, Inc.) SUBSIDIARIES